Exhibit 99.2

OFFICE OF THE COMMISSIONER OF INSURANCE (OCI)	STATE OF WISCONSIN

In the matter of	STIPULATION AND ORDER
Mortgage Guaranty Insurance Corporation,
MGIC Reinsurance Corporation, and
MGIC Reinsurance Corporation of Wisconsin,

Respondents.	Case No. 09-C32599

     WHEREAS, Mortgage Guaranty Insurance Corporation (“Respondent MGIC”), MGIC Reinsurance Corporation (“Respondent MGIC Re”), and MGIC Reinsurance Corporation of Wisconsin (“Respondent MGIC Re of WI”), each located at 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202 (collectively, the “Respondents”), are subject to the jurisdiction and control of the Office of the Commissioner of Insurance (the “Commissioner”) in the state of Wisconsin; and
     WHEREAS, because Respondents may not in the future meet applicable state regulatory requirements for maintaining a minimum policyholders position (“MPP”) necessary to continue to write new business, Respondent MGIC filed a Form D, “Prior Notice of a Transaction”, dated July 6, 2009, wherein Respondent MGIC proposed that its wholly-owned subsidiary, MGIC Indemnity Corporation (“MIC”), replace Respondent MGIC as a direct writer of mortgage guaranty insurance (the “Reactivation Plan”); and
     WHEREAS, in evaluating the Reactivation Plan, the Commissioner and the Commissioner’s financial advisors obtained in-depth financial, loss, and other information from Respondent MGIC and its affiliated reinsurers, including Respondent MGIC Re and Respondent MGIC Re of WI; conducted on-site interviews with management of Respondents; performed an independent actuarial assessment of losses in the Respondent MGIC’s book of business, incorporating a range of macro-economic assumptions; reviewed Respondent MGIC’s loss reserving and loss projection methodologies and results; and developed and applied sensitivity and stress models to Respondent MGIC’s book of business; and
     WHEREAS, the Commissioner, Respondent MGIC and MIC agreed to certain terms and conditions for the Commissioner’s nondisapproval of the Reactivation Plan in order to enhance the Commissioner’s ability to monitor the implementation of the Reactivation Plan and to take action to ensure that the surplus of each of Respondent MGIC and MIC remains reasonable in relation to their respective outstanding liabilities and adequate to their financial needs in such implementation; and
     WHEREAS, approval by the Federal National Mortgage Association (“Fannie Mae”) of MIC as an eligible insurer of mortgages purchased by Fannie Mae was a practical necessity for the success of the Reactivation Plan, given Fannie Mae’s dominant position in the secondary market for mortgages in the United States; and
     WHEREAS, Fannie Mae conditioned its approval of MIC as an eligible insurer on (a) a waiver by the Commissioner of the regulatory requirements for maintaining MPP necessary for Respondent MGIC to continue to write new business, and (b) an alternate plan under which MIC would transact business only in states where Respondent MGIC does not obtain similar waivers of applicable regulatory capital requirements, and Respondent MGIC would continue to transact business in all other jurisdictions; and
     WHEREAS, Respondent MGIC filed Change No. 2 dated October 19, 2009 to the Form D describing such alternate plan;

Stipulation and Order
Case No. 09-C32599

     WHEREAS, the Commissioner and the Commissioner’s financial advisors have continued their evaluation of Respondents as described above, and the Commissioner has determined that (a) it would not be in the interests of insureds, creditors, or the public generally for Respondents to cease transacting new business and, (b) under the current circumstances and pursuant to the authority under ss. 601.41(4) and 623.11, Wis. Stat., it is appropriate to adjust the compulsory surplus applicable to Respondents under s. Ins 3.09, Wis. Adm. Code, in a manner that will continue to provide reasonable security against contingencies affecting Respondents’ financial position that are not fully covered by reserves or by reinsurance; and
     WHEREAS, s. 623.11, Wis. Stat., provides that the Commissioner shall, when necessary, determine the amount of compulsory surplus that an insurer is required to have in order not to be financially hazardous under s. 645.41(4), Wis. Stat., as an amount that will provide reasonable security against contingencies affecting the insurer’s financial position that are not fully covered by reserves or by reinsurance, and that such a determination may or may not involve an amount of compulsory surplus below which the insurer must cease transacting new business; and
     WHEREAS, the Commissioner and Respondents have entered into this stipulation and order as a condition of the Commissioner adjusting the compulsory surplus applicable to Respondents under s. Ins 3.09, Wis. Adm. Code;
     NOW, THEREFORE, Respondents and the Commissioner do agree and stipulate to the following terms and conditions:
     (1) The element of compulsory surplus represented by s. Ins 3.09(5)(b), Wis. Adm. Code, shall not apply to Respondents from the date of this order until December 31, 2011, so that Respondent MGIC may continue to write new mortgage guaranty insurance policies and Respondent MGIC Re and Respondent MGIC Re of WI may continue to reinsure mortgage guaranty insurance policies issued by Respondent MGIC although Respondents do not have the MPP required by s. Ins 3.09, Wis. Adm. Code. On or about December 1, 2011, or from time-to-time, in the Commissioner’s sole discretion, the Commissioner may undertake a review of the facts and circumstances of the Respondents’ business and interests for the purpose of extending this Stipulation and Order in a manner consistent with the interests of insureds, creditors, and the public generally.
     (2) While this Stipulation and Order is in effect, and in place of s. Ins 3.09(5)(b), Wis. Adm. Code, Respondents may continue to write and reinsure new mortgage guaranty insurance policies for as long as each Respondent maintains a policyholders position which provides reasonable security against contingencies affecting each Respondent’s financial position that are not fully covered by reserves or reinsurance, such that the Commissioner may continue to determine that each Respondent’s policyholders position is reasonably in excess of a level that would constitute a financially hazardous condition.
     (3) The Commissioner may retain consultants, including accountants, attorneys, investment bankers, and other experts to assist the Commissioner in the Commissioner’s assessment of each Respondent’s financial condition, its exposure to loss claims, credit risk, liquidity risk, rating risk and other risks and the evaluation of reporting information submitted by Respondents and Respondents agree to bear the cost of retaining such experts.

Stipulation and Order
Case No. 09-C32599

     (4) For purposes of this Stipulation and Order, the application of the Wisconsin Statutes and the Wisconsin Administrative Code are not modified except as explicitly stated herein. Furthermore, this Stipulation and Order does not supersede or amend any other approval, order, memorandum, or agreement issued by or entered into with the Commissioner.
     (5) Respondents and the Commissioner agree that this Stipulation and Order is not being entered in consequence of any violation of law or for the purpose of imposing a penalty or a specific course of remedial action, but rather as an exercise of the Commissioner’s authority and obligation to determine, when necessary, the amount of compulsory surplus an insurer is required to have under s. 623.11, Wis. Stat.
     (6) Respondents consent to this Order and agree that this Stipulation is made without reservation and constitutes a waiver of rights including a hearing, confrontation and cross-examination of witnesses, production of evidence, a motion for costs, and judicial review. The Commissioner may enforce this Stipulation and Order. The Commissioner may modify or terminate this Stipulation and Order in his sole discretion with written notice to Respondents.

December 1, 2009	/s/ Roger A. Peterson
Date	Roger A. Peterson, Director
Bureau of Financial Analysis and Examinations Office of the Commissioner of Insurance

December 2, 2009	/s/ Curt S. Culver
Date	Curt S. Culver
Chairman and Chief Executive Officer Mortgage Guaranty Insurance Corporation MGIC Reinsurance Corporation MGIC Reinsurance Corporation of Wisconsin

ORDER
     NOW, THEREFORE, based upon consideration of the Stipulation in this matter, I hereby order that:
     (7) Respondents shall comply with its agreements as recited in this Stipulation.
     (8) The application of the Wisconsin Statutes and the Wisconsin Administrative Code other than s. Ins 3.09 (5), Wis. Adm. Code, are not affected by this Stipulation and Order.
     (9) Any report provided to the Commissioner or demanded by the Commissioner pursuant to this Stipulation and Order shall be required under s. 601.42, Wis. Stat., and under this Stipulation and Order.

Stipulation and Order
Case No. 09-C32599

     (10) This Order shall continue until modified or terminated by the Commissioner, with written notice to the Respondents.
Dated at Madison, Wisconsin, this 2nd day of December, 2009.

/s/ Sean Dilweg
Sean Dilweg
Commissioner of Insurance